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                                                       Home Office Use Only

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                                                         Account Number

                              ACCOUNT APPLICATION

                      PRINCIPAL SPECIAL MARKETS FUND, INC.

_______________________________________________________________________________

 1                            ACCOUNT REGISTRATION
                                 (Please Print)

For Trust, Corporation, Partnership or other entity, complete first two lines exactly as the registration should appear. For a corporation, include a completed Corporate Resolution Form indicating persons authorized to act on behalf of the corporation with regard to this account. For a partnership attach a copy of the Partnership Agreement. For a trust attach a copy of the Trust Agreement.

If an  individual  account has more than one  shareholder,  the account  will be
registered  "JOINT  TENANTS  WITH  RIGHTS  OF  SURVIVORSHIP"   unless  otherwise
specified.

FOr a Uniform Gift/Transfer to Minors Act ("UGMA/UTMA") account, use the name of the adult custodian on the owner line and the name of the child on the joint owner(s) line. Use child's social security number.

Type of Account:

__ Corporate   __ Trust  __ Partnership

Owner: ________________________________________________________________________

__ Personal    __ UGMA/UTMA    __ TOD

Owner: ______________________________________________________    ______________
          First           Middle Initial   Last                  Date of Birth

Joint
Owner(s): ___________________________________________________    ______________
          First          Middle Initial    Last                  Date of Birth

_______________________________________________________________________________
                                    Address

__________________________________     _______________________     ____________
              City                             State                 Zip Code

(   ) __________________________________ (   ) ________________________________
      Business Phone                           Home Phone

__ Social Security or
__ Tax Identification Number

________  - _____ - ________

____ - _____________________

__ I am subject to backup withholding.
__ I am a nonresident alien - attach
   IRS Form W-8
__ I am a resident alien - specify country of citizenship and attach IRS Form W-8 and, if appicable IRS Form 1078.


____________________________
          Country
_______________________________________________________________________________

2                      INVESTMENT AND DIVIDEND SELECTION

                                             Dividend Elections
                              (Dividends and Distributions will be reinvested
                                      if none of the boxes are checked)
                          ______________________________________________________
PORTFOLIO                     INVESTMENT   DIVIDENDS DIVIDENDS AND    DIVIDENDS
                               AMOUNT*        IN     DISTRIBUTIONS   DIRECTED TO
                                             CASH       IN CASH     BANK ACCOUNT
International Emerging
     Markets Portfolio       $_________       __          __             __

International Securities
     Portfolio               $_________       __          __             __

International SmallCap
     Portfolio               $_________       __          __             __

Mortgage-Backed Securities
     Portfolio               $_________       __          __             __

__ Check Enclosed.  (Make check payable to: PRINCOR)
__ Bank wire.  FIRST OBTAIN AN ACCOUNT NUMBER BY TELEPHONING THE DISTRIBUTOR
   TOLL FREE 1-800-521-1502 and providing the following information:

1.  Name in which the account will be registered
2.  Address and Telephone Number
3.  Tax Identification Number
4.  Dividend distribution election
5.  Amount being wired and wiring bank
6. Name of Princor Financial Services Corporation registered representative, if any.
7.  Portfolio for which shares are being purchased.

After an account number is assigned, instruct the bank to wire transfer Federal Funds to: Norwest Bank Iowa, N.A., Des Moines, Iowa 50309 for credit to: Princor Financial Services Corporation, Account number 073-330; for further credit to:
Purchaser's Name and Account Number. Then complete the following:

__________________  ___________________ __________________  ___________________
Amount Wired        Date Telephone      Date Wired          Assigned Fund
                    Order Placed                            Account Number

__________________  ___________________ _______________________________________
Name of Bank        Account Number      Address of Bank

*The minimum initial purchase of $1.0 million may be invested over a three month period.
_______________________________________________________________________________
3                              OPTIONAL FEATURES

__ A. Decline Telephone Transaction Services. Telephone transaction services as described in the prospectus are declined. (If this box is not checked telephone transaction services will apply)

__ B. Redemptions Directed to Bank Account. Redemptions may be wired (subject to a wire charge of up to $15) or mailed for deposit only to a bank account as follows: (please attach a deposit slip or voided check)

_____________________    _________________     _________________________________
Name of Bank             Account Number        Address of Bank

__ C. Periodic Withdrawal Plan. (Complete "3B." above if periodic withdrawals are to be directed to a bank account.) Funds automztically are to be withdrawn from the account, in the amount and on the date (any day) indicated below.

                          Beginning      Any         (M)onthly, (Q)uarterly,
Portfolio      Amount       Month        Day       (S)emi-Annually or (A)nnually
_____________  _________  ___________    _____      ___________________________
________________________________________________________________________________
4                    SIGNATURE AND TAX NUMBER CERTIFICATION

I have read this application and have had the opportunity to read the prospectus and agree to all their terms. In addition, I have full authority and legal capacity to authorize the instructions in this application. I have been given the opportunity to ask any questions I have regarding this investment, and they have been answered to my satisfaction. I understand the investment objective(s) of the Portfolio(s) for which I am applying and believe it is compatible with my investment objective(s). I understand that telephone transaction privileges (including telephone redemption and exchange requests) apply unless I have specifically declined them on this application and that I bear the risk of loss resulting from any fraudulent telephone redemption request which the Fund reasonably believes to be genuine. I also understand the Fund has adopted procedures designed to reduce the risk of fraudulent transactions, which are disclosed in the prospectus. I certify under penalties of perjury (check the appropriate response):

__   (1) that the Social  Security or taxpayer  identification  number  shown in
     Section 1 is correct and that the IRS has never notified me that I am subject to backup withholding, or has notified me that I am no longer subject to such backup withholding; or

__ (2) I have not been issued a taxpayer identification number but have applied for such number, or intend to apply for such number in the near future. I understand that if I do not provide a correct taxpayer identification number to the Fund within 60 days from the date of this certification, backup withholding as described in the Fund's prospectus will commence; or

___  (3) I am subject to backup withholding.

Sign below exactly as your name appears in Section 1. For joint registratin, all owners must sign. The Internal Revenue Services does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X____________________________________   X_______________________________________
 Signature of shareholder    Date        Signature of co-shareholder    Date
 or authorized individual                (if any) or authorized individual
________________________________________________________________________________
                        TO BE COMPLETED BY SELLING FIRM

Firm Name ______________________________________________________________________

Representative's Signature _____________________________________________________

Representative Number ______________________________

By ______________________________  Name (Please Print) _________________________
   Authorized Signature of Firm

Main Office Address ____________________________________________________________

City, State, Zip _______________________________________________________________

Address of Office Servicing Account: ___________________________________________

City __________________________________

State, Zip _____________________________ Telephone _____________________________
________________________________________________________________________________

PRINCOR FINANCIAL SERVICES CORPORATION          review _________________________

                                                Date ___________________________
________________________________________________________________________________
                 Mail to: Principal Special Markets Fund, Inc.,
                     P.O. Box 10423, Des Moines, Iowa 50306
     For assistance in completing this form, call toll-free 1-800-521-1502.

Instructions for Corporations, Trusts, Partnerships:

Please furnish appropriate documents and resolutions authorizing the establishment of this account and appointing individuals authorized to transact business for the account. Individuals signing this application should identify the capacity in which they are acting.